UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2021

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed by Continental Resources, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 5, 2021, the Company entered into a purchase and sale agreement (the “Agreement”) with Parsley Energy, LLC (“Parsley Energy”), Parsley Energy, L.P. (“Parsley LP”), Parsley Minerals, LLC (“Parsley Minerals”), and Parsley Energy Operations, LLC (together with Parsley Energy, Parsley LP and Parsley Minerals, the “Sellers”), and solely for the limited purposes set forth in the Agreement, Pioneer Natural Resources Company, pursuant to which the Company agreed to purchase: (a) 100% of the issued and outstanding limited liability company interests of Jagged Peak Energy LLC, which in turn owns 100% of the issued and outstanding limited liability company interests of Parsley SoDe Water LLC; and (b) certain oil and gas assets and properties in the Permian Basin (collectively, the “Acquisition”).

The Acquisition closed on December 21, 2021. The purchase price paid to the Sellers at the closing of the Acquisition was approximately $2.74 billion in cash, which reflects adjustments made pursuant to the Agreement and the application of a $325 million deposit made by the Company at signing. The Company funded the purchase price and related transaction costs with respect to the Acquisition through cash on hand, utilization of credit facility borrowing capacity, and the issuance of senior notes.

The material terms of the Agreement previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2021 are incorporated by reference. The description of the Agreement included or incorporated by reference in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description

2.1*	Purchase and Sale Agreement, dated November 1, 2021, by and among Continental Resources, Inc., Parsley Energy, LLC, Parsley Energy, L.P., Parsley Minerals, LLC, Parsley Energy Operations, LLC and, solely for the limited purposes set forth in the Agreement, Pioneer Natural Resources Company, filed as Exhibit 2.1 to Continental Resources, Inc.’s Current Report on Form 8-K filed on November 5, 2021 and incorporated by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer & Chief Strategy Officer

Date: December 22, 2021